EXHIBIT 99.1

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For Immediate Release

MERIDIAN BIOSCIENCE ANNOUNCES PRELIMINARY SECOND QUARTER 2019 REVENUE RESULTS; UPDATES FISCAL 2019 GUIDANCE

CINCINNATI, OHIO April 2, 2019 (GLOBE NEWSWIRE) Meridian Bioscience, Inc. (NASDAQ: VIVO), a provider of diagnostic testing solutions and life science raw materials, today provided a business update including preliminary sales results for its second fiscal quarter and revised financial guidance for fiscal 2019.

Preliminary Second Quarter Results
The Company expects second fiscal quarter 2019 revenues to be approximately $50.0 million, compared to $56.5 million in the second fiscal quarter of 2018. This decline is being driven by Diagnostics segment revenues, which are expected to be down approximately 14% to 16% for the quarter, and relatively flat revenues for the Life Science segment compared to the second fiscal quarter of 2018. The Company expects that the operating income impact of this revenue decline will be offset partially through expense management during the quarter supported by organizational streamlining and other actions initiated in fiscal 2018.

The Diagnostics segment experienced greater than anticipated weakness in the quarter, with revenues for molecular platform products down nearly 30% from the second fiscal quarter of 2018 as a result of increasing competitive pressures and revenues for respiratory assays down approximately 20% from the second fiscal quarter of 2018. The weaker demand for respiratory assays was impacted by a lighter flu season compared to a year ago. H. pylori product revenues were consistent with expectations, but continued to reflect price reductions implemented at the end of fiscal 2018.

Revenues for the Life Science segment continued to reflect inconsistent ordering patterns for IVD customers in China that carried over from the first fiscal quarter. The conversion of sample and validation sales into higher volume bulk orders in China has been lower than expected, and there is increasing evidence of heightened competition from local suppliers.

Revised Full Year Fiscal 2019 Guidance
As a result of expected second quarter results, the Company reevaluated its outlook for fiscal 2019. Although the Company continues to pursue new product and commercial initiatives to improve its performance, competitive pressures in the Diagnostics segment, particularly in molecular products, are expected to persist. Furthermore, the Life Science segment is experiencing more uncertain demand in China than expected and continues to work through integration activities that were initiated late last year. The Company also expects to continue to incur costs for legal, restructuring and other activities it would consider to be non-routine and not representative of on-going operating expenses for the business, and is excluding such costs in its guidance. Revised financial guidance for the fiscal year ending September 30, 2019 is as follows:

Consolidated
•	Net revenues: down 3% to 6%
•	Non-GAAP operating margin: ~17% to ~18%
•	Tax rate: 24.5% to 25%
•	Non-GAAP earnings per share: $0.60 to $0.65

Diagnostics
•	Net revenues: mid to high-single digit decline
•	Operating margin: down from FY2018
Life Science
•	Net revenues: low to mid-single digit growth
•	Operating margin: significant improvement from FY2018
The Company’s projections for GAAP operating income and GAAP net income are currently being reviewed.

Magellan Remediation Update
As previously disclosed, Meridian’s subsidiary, Magellan Diagnostics, submitted 510(k) applications in December 2018, seeking to reinstate venous blood sample-types for its LeadCare® II, LeadCare® Plus™ and LeadCare Ultra® testing systems. The FDA has informed Magellan that each of these 510(k) applications has been put on Additional Information (AI) hold. Further, while Magellan’s LeadCare testing systems remain cleared for marketing by the FDA for use with capillary blood samples, the FDA advised that it has commissioned a third-party study of Magellan’s LeadCare testing systems using both venous and capillary blood samples. According to the FDA, the results of the field study will be used in conjunction with other information to determine whether further action by FDA and CDC is necessary to protect the public health. Meridian intends to fully cooperate with the FDA as it completes its third-party study and continues to work to complete remediation actions at Magellan’s blood–chemistry manufacturing facility to the FDA’s full and complete satisfaction. Meridian remains confident in the performance of the LeadCare products and believes that they serve a critical role in promoting the public health.

Jack Kenny, Chief Executive Officer, commented, “Revenue growth in both of our business units has been more challenging than we expected this year. After consolidating activities and driving organizational efficiencies in fiscal 2018, we continue our work to execute our strategy and re-position the Company for sustainable growth. Managing this longer-term imperative while facing increased competitive pressures, particularly in our molecular diagnostics business, is likely to remain a challenge for the Meridian team. We will continue to work to streamline and improve the operations, while maintaining and investing in the business in ways that are expected to positively address our competitive weaknesses and yield future growth. We also continue to implement near-term commercial and product initiatives we believe will help to offset pressure in our Diagnostics business and push our Life Science business back to higher growth expectations consistent with our strategy.”

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues,” “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “should” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings and revenue, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the currently ongoing study and other FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. In the past, the Company has identified a material weakness in our internal control over financial reporting, which has been remediated, but the Company can make no assurances that a material weakness will not be identified in the future, which if identified and if not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements. In addition to the factors described in this paragraph, as well as those factors identified from time to time in our filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of our most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on our forward-looking statements.

About Meridian Bioscience, Inc.
Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.
Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:
Jack Kenny
Chief Executive Officer
Meridian Bioscience, Inc.
Phone:  513.271.3700
Email: mbi@meridianbioscience.com

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